Exhibit 99.1
PMFG, Inc. (Parent of Peerless Mfg. Co.) to Hold Annual Meeting of Stockholders to Approve Three Proposals
DALLAS, September 14, 2009 (GLOBE NEWSWIRE) — PMFG, Inc. (the “Company”) (Nasdaq:PMFG) today announced that it has filed a preliminary proxy statement with the Securities and Exchange Commission related to an annual meeting of stockholders.
At the meeting, the Company’s stockholders will be asked to approve three proposals to (i) elect two directors to serve until the 2012 annual meeting of stockholders, (ii) approve an amendment to the Company’s second amended and restated certificate of incorporation to increase the authorized common stock from 25 million shares to 50 million shares, and (iii) approve the potential issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock upon conversion or redemption of, or dividend or liquidation payment on, the Company’s recently issued Series A convertible preferred stock.
In accordance with the Nasdaq rules, the aggregate number of shares of common stock that may be issued upon the conversion or redemption of the preferred stock or upon dividend or liquidation payments is limited to 19.99% of the outstanding shares of common stock on September 4, 2009, unless the requisite stockholder approval is obtained. The Company has agreed to seek stockholder approval of this matter and to increase the number of authorized shares of common stock by 25 million shares. The additional common stock that would be authorized by the proposed amendment to the Company’s certificate of incorporation would be identical to the Company’s current common stock.
The Company believes that the proposed amendments will allow the Company to comply with the Nasdaq rules and will give the Company the flexibility to pay dividends, redemptions and liquidation payments in stock or cash. Otherwise, the Company may be limited in its ability to convert the preferred stock into common stock and redeem or make dividend payments on the preferred stock. Peter J. Burlage, Chief Executive Officer of the Company, commented: “We believe that the Company should have all options available to it to be able to convert the preferred stock and to be able to pay dividends or redemptions in stock as well as cash.”
The date of the annual meeting has not been determined. The Company currently anticipates that the meeting will be held during the fourth calendar quarter of 2010. The Company will issue a press release announcing the meeting date once it has been established.
Additional Information
The preliminary proxy statement filed with the Securities and Exchange Commission is subject to review. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PRELIMINARY PROXY STATEMENT FILED WITH THE SEC, AND WHEN THEY BECOME AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSALS TO BE

VOTED ON AT THE ANNUAL MEETING. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposals. Stockholders may obtain free copies of the Company’s preliminary proxy statement and its other SEC filings electronically by accessing the SEC’s home page at http://www.sec.gov and at PMFG’s website, www.peerlessmfg.com.
PMFG and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of PMFG’s stockholders in connection with the proposals is set forth in the preliminary proxy statement and when they become available, the definitive proxy statement and other relevant proxy materials.
This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposals and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of PMFG, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
About PMFG
The Company is a leading provider of custom engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. The Company primarily serves the markets for power generation, natural gas infrastructure and petrochemical processing. Headquartered in Dallas, Texas, the Company markets its systems and products worldwide under the brand names of Peerless Mfg. Co., Burgess-Manning, Bos-Hatten and Alco Products.
The PMFG, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5676
Safe Harbor Under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include the ability to realize the expected benefits of the proposed amendment to the certificate of incorporation to authorize additional common stock and the Company’s ability to execute its plans and strategies. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including the information under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
CONTACT: PMFG, Inc.
Mr. Peter J. Burlage, Chief Executive Officer
Mr. Henry G. Schopfer, Chief Financial Officer
(214) 357-6181
Fax: (214) 351-0194
www.peerlessmfg.com
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254

Cameron Associates
Kevin McGrath
(212) 245-4577
Kevin@cameronassoc.com